Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3

(Form Type)

Satsuma Pharmaceuticals, Inc.

(Exact Name of Registrant and Name of Person Filing Statement)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee

Fees to be Paid	$27,628,553.19(1)	.0001102	$3,044.67(2)

Fees Previously Paid	$27,628,553.19		$3,044.67

Total Transaction Valuation	$27,628,553.19

Total Fees Due for Filing			$ 0

Total Fees Previously Paid			$3,044.67

Total Fee Offsets			$3,044.67(3)

Net Fee Due			$ 0

(1)

For purposes of calculating the filing fee pursuant to Rule 0-11(d) under the Securities Exchange Act of 1934, as amended. The Transaction Valuation was calculated by adding (i) the product of (A) 30,358,385 shares, which is the total number of shares of common stock of Satsuma Pharmaceuticals, Inc. outstanding (“Shares”) not beneficially owned by Shin Nippon Biomedical Laboratories, LTD. (“SNBL”) (calculated as the difference between 33,152,498, the total number of outstanding Shares, and 2,794,113, the number of Shares beneficially owned by SNBL as of April 14, 2023) and (B) $0.91, which is the per Share tender offer price, and (ii) the product of (A) 242,284, which is the number of Shares issuable upon the exercise of vested “in-the-money” options to purchase the Shares, and (B) $0.01, which is the difference between $0.91, which is the per Share tender offer price, and $0.90, which is the weighted average per share exercise price of such options. The calculation of the Transaction Valuation is based on information provided by Satsuma Pharmaceutical, Inc. as of April 14, 2023, the most recent practicable date.

(2)

The amount of the filing fee was calculated, in accordance with Rule 0-11 of the Exchange Act and Fee Rate Advisory # 1 for Fiscal Year 2023 issued by the Securities and Exchange Commission, by multiplying the Transaction Valuation by 0.00011020.

(3)	SNBL previously paid $3,044.67 upon the filing of its Schedule TO on May 5, 2023 in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		SC TO-T	005-91126	May 5, 2023		$3,044.67

Fee Offset Sources	SNBL	SC TO-T	005-91126		May 5, 2023		$3,044.67(3)